Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2016 Third Quarter Results
GAAP Revenue Growth of 15.3% and Non-GAAP Organic Revenue Growth of 8.1%;
Recurring Revenue Increases to 77.5% of Total Revenue

Charleston, S.C. (November 1, 2016) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its third quarter ended September 30, 2016.

"We posted another very solid quarter, with 77.5% of our total revenue now recurring, and non-GAAP organic revenue growth of 8.1%" said Mike Gianoni, Blackbaud's president and CEO. "Our ability to accelerate customer value through innovative new technology is driving our strong financial performance, and will enable us to fuel future growth. We just concluded our annual conference and it's clear that Blackbaud is setting a new technology standard for the social good community."

Third Quarter 2016 Results Compared to Third Quarter 2015 Results:

•	Total GAAP revenue was $183.1 million, up 15.3%, with $141.9 million in GAAP recurring revenue, representing 77.5% of total revenue.

•	Total non-GAAP revenue was $183.1 million, up 14.5%, with $141.9 million in non-GAAP recurring revenue, representing 77.5% of total non-GAAP revenue.

•	Non-GAAP organic revenue increased 8.1% and non-GAAP organic recurring revenue increased 9.6%.

•	GAAP income from operations decreased 3.1% to $13.5 million, with GAAP operating margin decreasing 140 basis points to 7.4%.

•	Non-GAAP income from operations increased 11.3% to $34.0 million, with non-GAAP operating margin decreasing 50 basis points to 18.6%.

•	GAAP net income increased 12.9% to $8.9 million, with GAAP diluted earnings per share up $0.02 to $0.19.

•	Non-GAAP net income increased 20.8% to $21.3 million, with non-GAAP diluted earnings per share up $0.07 to $0.45.

•	Cash flow from operations was $51.4 million, up from $38.8 million.

"We are maintaining our non-GAAP financial guidance, while increasing cash flow from operations to account for the early adoption of ASU 2016-09" said Tony Boor, Blackbaud's executive vice president and CFO. "Our updated guidance indicates organic revenue growth acceleration, improves profitability, and increases cash flow for the full year when compared to 2015."

Company Highlights:

•	Shared the latest insights, trends and innovation to roughly 3,000 change-makers at bbcon 2016

•	Appointed Jerry Needle as president of everydayhero®, Tim Hill as president of Higher Education Solutions group, and Russ Cobb as president of Healthcare Solutions group

•	One of the first companies certified under the EU-U.S. Privacy Shield

•	Adoption of Blackbaud’s intuitive cloud accounting solution, Financial Edge NXT™, continues to surge
Visit www.blackbaud.com/press-room for more information about Blackbaud’s recent highlights.

PRESS RELEASE

Dividend
Blackbaud announced today that its Board of Directors has declared a fourth quarter 2016 dividend of $0.12 per share payable on December 15, 2016 to stockholders of record on November 23, 2016.

Adoption of New Share-based Compensation Expense Accounting Standard
During the three months ended September 30, 2016, Blackbaud early adopted ASU 2016-09, Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting which addresses, among other items, the accounting for income taxes and forfeitures, and cash flow presentation of share-based compensation. Under ASU 2016-09, excess tax benefits generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as a reduction to income tax expense. This change in accounting for income taxes is effective on a prospective basis as of the beginning of the 2016 fiscal year. Cash flows related to excess tax benefits are required to be presented as an operating activity rather than a financing activity. In addition, all cash tax payments made on an employee’s behalf for shares withheld upon vesting or settlement are required to be presented as a financing activity. Blackbaud adopted all amendments related to cash flow presentation on a retrospective basis.
The early adoption of ASU 2016-09 increased GAAP net income by $1.2 million for both the three months ended March 31, 2016 and June 30, 2016, respectively, and increased net cash provided by operating activities and net cash used in financing activities by $6.7 million and $4.1 million for the three months ended March 31, 2016 and June 30, 2016, respectively. The impacts of adoption are reflected in Blackbaud's guidance and its GAAP results for the nine months ended September 30, 2016. In addition, retrospective application of the amendments related to cash flow presentation resulted in a $4.2 million increase in both net cash provided by operating activities and net cash used in financing activities for the nine months ended September 30, 2015. Blackbaud will provide more detailed information regarding the impact of the early adoption of ASU 2016-09 in its quarterly report on Form 10-Q for the quarter ended September 30, 2016.

Financial Outlook
Updated full year financial guidance.

•	Non-GAAP revenue of $725.0 million to $740.0 million

•	Non-GAAP income from operations of $141.0 million to $147.0 million

•	Non-GAAP operating margin of 19.4% to 19.9%

•	Non-GAAP diluted earnings per share of $1.90 to $1.98

•	Cash flow from operations of $147 million to $157 million

Blackbaud has not reconciled forward-looking full year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Conference Call Details
What:    Blackbaud's Fiscal 2016 Third Quarter Conference Call
When:    November 2, 2016
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-800-324-5531 (domestic) or 1-719-325-2141 (international); passcode 561800.
Webcast:    Blackbaud's Investor Relations Webpage

PRESS RELEASE

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, corporations, education institutions, and individual change agents—Blackbaud connects and empowers organizations to increase their impact through software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and relationship management, digital marketing, advocacy, accounting, payments, analytics, school management, grant management, corporate social responsibility, and volunteerism. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Ireland, and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact:	Media Contact:
Mark Furlong	Nicole McGougan
Director of Investor Relations	Blackbaud Public Relations
843-654-2097	843-654-3307
mark.furlong@blackbaud.com	nicole.mcgougan@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: expectations that our revenue and operating cash flow will continue to grow and that our operating margins will continue to improve, and expectations that we will achieve our projected 2016 full year financial guidance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud

PRESS RELEASE

believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud discusses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, which it believes provides useful information for evaluating the periodic growth of its business on a consistent basis. Each of these measures of non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these non-GAAP organic revenue growth measures reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these non-GAAP organic revenue growth measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

As previously disclosed, beginning in 2016, Blackbaud now applies a non-GAAP effective tax rate of 32.0% in its determination of non-GAAP net income, which represents the GAAP effective tax rate, excluding the discrete tax effect of stock-based compensation. The non-GAAP effective tax rate utilized will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All 2015 measures of the tax impact related to non-GAAP adjustments, non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 39.0%.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect the Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$16,462	$15,362
Restricted cash due to customers	138,106	255,038
Accounts receivable, net of allowance of $4,097 and $4,943 at September 30, 2016 and December 31, 2015, respectively	86,111	80,046
Prepaid expenses and other current assets	52,145	48,666
Total current assets	292,824	399,112
Property and equipment, net	52,466	52,651
Software development costs, net	32,539	19,551
Goodwill	438,450	436,449
Intangible assets, net	264,405	294,672
Other assets	18,102	20,901
Total assets	$1,098,786	$1,223,336
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$19,601	$19,208
Accrued expenses and other current liabilities	44,441	57,461
Due to customers	138,106	255,038
Debt, current portion	4,375	4,375
Deferred revenue, current portion	248,152	230,216
Total current liabilities	454,675	566,298
Debt, net of current portion	370,642	403,712
Deferred tax liability	26,688	27,996
Deferred revenue, net of current portion	6,594	7,119
Other liabilities	7,467	7,623
Total liabilities	866,066	1,012,748
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 57,657,959 and 56,873,817 shares issued at September 30, 2016 and December 31, 2015, respectively	58	57
Additional paid-in capital	302,837	276,340
Treasury stock, at cost; 10,084,745 and 9,903,071 shares at September 30, 2016 and December 31, 2015, respectively	(210,357)	(199,861)
Accumulated other comprehensive loss	(942)	(825)
Retained earnings	141,124	134,877
Total stockholders’ equity	232,720	210,588
Total liabilities and stockholders’ equity	$1,098,786	$1,223,336

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue
Subscriptions	$105,440	$80,901	$306,330	$233,423
Maintenance	36,410	38,209	111,019	115,732
Services	36,610	35,905	104,443	100,878
License fees and other	4,603	3,796	10,718	12,030
Total revenue	183,063	158,811	532,510	462,063
Cost of revenue
Cost of subscriptions	51,943	39,485	153,772	115,063
Cost of maintenance	5,531	6,708	16,547	21,179
Cost of services	24,102	26,235	73,136	79,121
Cost of license fees and other	1,741	1,745	3,363	4,052
Total cost of revenue	83,317	74,173	246,818	219,415
Gross profit	99,746	84,638	285,692	242,648
Operating expenses
Sales, marketing and customer success	40,690	31,139	115,707	89,424
Research and development	22,510	20,561	67,973	62,003
General and administrative	22,319	18,446	62,089	53,244
Amortization	687	524	2,147	1,536
Total operating expenses	86,206	70,670	247,916	206,207
Income from operations	13,540	13,968	37,776	36,441
Interest expense	(2,641)	(1,816)	(8,037)	(5,375)
Other (expense) income, net	(15)	192	(185)	(1,369)
Income before provision for income taxes	10,884	12,344	29,554	29,697
Income tax provision	1,950	4,433	5,323	10,459
Net income	$8,934	$7,911	$24,231	$19,238
Earnings per share
Basic	$0.19	$0.17	$0.53	$0.42
Diluted	$0.19	$0.17	$0.51	$0.41
Common shares and equivalents outstanding
Basic weighted average shares	46,159,956	45,616,832	46,078,306	45,576,029
Diluted weighted average shares	47,394,106	46,596,714	47,268,469	46,403,196
Dividends per share	$0.12	$0.12	$0.36	$0.36
Other comprehensive income (loss)
Foreign currency translation adjustment	289	168	261	(354)
Unrealized gain (loss) on derivative instruments, net of tax	409	(262)	(378)	(634)
Total other comprehensive income (loss)	698	(94)	(117)	(988)
Comprehensive income	$9,632	$7,817	$24,114	$18,250

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2016	2015
Cash flows from operating activities
Net income	$24,231	$19,238
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,109	41,340
Provision for doubtful accounts and sales returns	3,139	4,573
Stock-based compensation expense	25,005	17,899
Deferred taxes	(225)	(2,274)
Loss on sale of business	—	1,976
Amortization of deferred financing costs and discount	718	660
Other non-cash adjustments	(634)	(159)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(9,288)	(6,378)
Prepaid expenses and other assets	(934)	(324)
Trade accounts payable	267	3,284
Accrued expenses and other liabilities	(12,837)	(6,299)
Restricted cash due to customers	119,291	76,091
Due to customers	(119,291)	(76,091)
Deferred revenue	17,593	15,973
Net cash provided by operating activities	100,144	89,509
Cash flows from investing activities
Purchase of property and equipment	(15,459)	(14,560)
Capitalized software development costs	(19,078)	(10,868)
Purchase of net assets of acquired companies, net of cash	(3,377)	(520)
Net cash used in sale of business	—	(521)
Net cash used in investing activities	(37,914)	(26,469)
Cash flows from financing activities
Proceeds from issuance of debt	179,000	83,600
Payments on debt	(212,581)	(122,581)
Debt issuance costs	—	(429)
Employee taxes paid for withheld shares upon equity award settlement	(10,497)	(2,728)
Proceeds from exercise of stock options	10	23
Dividend payments to stockholders	(17,108)	(16,883)
Net cash used in financing activities	(61,176)	(58,998)
Effect of exchange rate on cash and cash equivalents	46	(1,222)
Net increase in cash and cash equivalents	1,100	2,820
Cash and cash equivalents, beginning of period	15,362	14,735
Cash and cash equivalents, end of period	$16,462	$17,555

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP Revenue	$183,063	$158,811	$532,510	$462,063
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	1,126	3,639	7,132
Non-GAAP revenue	$183,063	$159,937	$536,149	$469,195

GAAP gross profit	$99,746	$84,638	$285,692	$242,648
GAAP gross margin	54.5%	53.3%	53.7%	52.5%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	1,126	3,639	7,132
Add: Stock-based compensation expense	916	769	2,603	2,719
Add: Amortization of intangibles from business combinations	9,862	7,545	29,670	22,750
Add: Employee severance	18	527	160	1,467
Subtotal	10,796	9,967	36,072	34,068
Non-GAAP gross profit	$110,542	$94,605	$321,764	$276,716
Non-GAAP gross margin	60.4%	59.2%	60.0%	59.0%

GAAP income from operations	$13,540	$13,968	$37,776	$36,441
GAAP operating margin	7.4%	8.8%	7.1%	7.9%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	1,126	3,639	7,132
Add: Stock-based compensation expense	8,818	6,486	25,005	17,899
Add: Amortization of intangibles from business combinations	10,549	8,069	31,817	24,286
Add: Employee severance	72	631	473	2,211
Add: Acquisition-related integration costs	917	53	1,419	725
Add: Acquisition-related expenses	152	257	265	1,045
Subtotal	20,508	16,622	62,618	53,298
Non-GAAP income from operations	$34,048	$30,590	$100,394	$89,739
Non-GAAP operating margin	18.6%	19.1%	18.7%	19.1%

GAAP net income	$8,934	$7,911	$24,231	$19,238

Shares used in computing GAAP diluted earnings per share	47,394,106	46,596,714	47,268,469	46,403,196
GAAP diluted earnings per share	$0.19	$0.17	$0.51	$0.41

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	20,508	16,622	62,618	53,298
Add: Loss on sale of business	—	—	—	1,976
Less: Tax impact related to Non-GAAP adjustments	(8,096)	(6,863)	(24,172)	(22,680)
Non-GAAP net income	$21,346	$17,670	$62,677	$51,832

Shares used in computing Non-GAAP diluted earnings per share	47,394,106	46,596,714	47,268,469	46,403,196
Non-GAAP diluted earnings per share	$0.45	$0.38	$1.33	$1.12

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$318	$213	$904	$681
Cost of maintenance	137	107	391	353
Cost of services	461	449	1,308	1,685
Total included in cost of revenue	916	769	2,603	2,719
Included in operating expenses:
Sales, marketing and customer success	1,055	768	2,972	2,273
Research and development	1,674	1,145	4,874	3,309
General and administrative	5,173	3,804	14,556	9,598
Total included in operating expenses	7,902	5,717	22,402	15,180
Total stock-based compensation expense	$8,818	$6,486	$25,005	$17,899

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$7,790	$5,761	$23,454	$17,300
Cost of maintenance	1,332	1,000	3,996	3,160
Cost of services	655	698	1,965	2,007
Cost of license fees and other	85	86	255	283
Total included in cost of revenue	9,862	7,545	29,670	22,750
Included in operating expenses	687	524	2,147	1,536
Total amortization of intangibles from business combinations	$10,549	$8,069	$31,817	$24,286

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

Unaudited calculations of non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth for the three and nine months ended September 30, 2016, as well as unaudited reconciliations of those non-GAAP measures to their most directly comparable GAAP measures, are as follows:

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP revenue	$183,063	$158,811	$532,510	$462,063
GAAP revenue growth	15.3%		15.2%
Add: Non-GAAP acquisition-related revenue (1)	—	10,505	3,639	33,241
Less: Revenue from divested businesses (2)	—	—	—	(586)
Total Non-GAAP adjustments	—	10,505	3,639	32,655
Non-GAAP revenue (3)	$183,063	$169,316	$536,149	$494,718
Non-GAAP organic revenue growth	8.1%		8.4%

Non-GAAP revenue (3)	$183,063	$169,316	$536,149	$494,718
Foreign currency impact on Non-GAAP revenue (4)	963	—	3,377	—
Non-GAAP revenue on constant currency basis (4)	$184,026	$169,316	$539,526	$494,718
Non-GAAP organic revenue growth on constant currency basis	8.7%		9.1%

GAAP subscriptions revenue	$105,440	$80,901	$306,330	$233,423
GAAP maintenance revenue	$36,410	$38,209	111,019	115,732
GAAP recurring revenue	$141,850	$119,110	$417,349	$349,155
GAAP recurring revenue growth	19.1%		19.5%
Add: Non-GAAP acquisition-related revenue (1)	—	10,335	3,625	32,283
Less: Revenue from divested businesses (2)	—	—	—	(378)
Total Non-GAAP adjustments	—	10,335	3,625	31,905
Non-GAAP recurring revenue	$141,850	$129,445	$420,974	$381,060
Non-GAAP organic recurring revenue growth	9.6%		10.5%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
For businesses divested in the prior fiscal year, non-GAAP organic revenue growth excludes the prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business within the results of the combined company for the same period of time in both the prior and current periods.

(3)
Non-GAAP revenue for the prior year periods presented herein will not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(4)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

Additional details of Blackbaud's methodology for calculating non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis can be found on Blackbaud's investor relations page.